UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2017

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to the Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective January 25, 2017, the Board of Directors (the “Board”) of Comcast Corporation (“Comcast”) adopted amendments to the Amended and Restated By-Laws of Comcast (the “By-Laws”), primarily to implement proxy access.

Section 3.11 has been added to the By-Laws to permit a shareholder or a group of up to 20 shareholders owning 3% or more of the aggregate number of shares outstanding of each class of Comcast’s outstanding common stock continuously for at least three years to nominate and include in Comcast’s proxy materials director nominees constituting up to the greater of 20% of the Board or two individuals, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The advance notice provisions for nominating directors to the Board, set forth in Section 3.10 of the By-Laws, have also been updated, along with certain clarifying and administrative changes.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full and complete copy of the By-Laws, attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 8.01. Other Events.

On January 26, 2017, Comcast issued a press release announcing that the Board has approved a two-for-one stock split in the form of a 100% stock dividend payable on February 17, 2017 to shareholders of record on February 8, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Comcast Corporation, effective January 25, 2017.
99.1	Press release, dated January 26, 2017, issued by Comcast Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	January 27, 2017	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Title
3.1	Amended and Restated By-Laws of Comcast Corporation, effective January 25, 2017.
99.1	Press release, dated January 26, 2017, issued by Comcast Corporation.

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